CONSENT OF EXPERT

March 9, 2018

United States Securities and Exchange Commission

Ladies and Gentlemen,

Re:	Registration Statement on Form F-10 (the "Registration Statement") of Endeavour Silver Corp.
(the "Company").

We hereby consent to the reference to our name on page 3 of the Cover Page and under the heading “Legal Matters” in the prospectus contained in the Registration Statement.

Koffman Kalef LLP
/s/ Koffman Kalef LLP